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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

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                                                                         Jurisdiction of
           Subsidiary             Trade name(s)                          Incorporation
           ----------             -------------                          ---------------
AFC Restaurant, Inc.              (1) Fat Anthony's and                  Nevada
                                  (2) Alakazam Food Court
Ark 47th St. Corp.                N/A                                    New York
Ark 474 Corp.                     Columbus Bakery                        New York
Ark Bryant Park Corp.             Bryant Park Grill & Cafe               New York
Ark D.C. Kiosk, Inc.              Center Cafe                            District of Columbia
Ark Fifth Avenue Corp.            N/A                                    New York
Ark Fremont, Inc.                 The Saloon                             Nevada
Ark Fulton Street Corp.           Red                                    New York
Ark Islamorada Corp.              N/A                                    Florida
Ark JMR Corp.                     N/A                                    New York
Ark Las Vegas Restaurant Corp.    N/A                                    Nevada
Ark of Seaport, Inc.              Sequoia                                New York
Ark Operating Corp.               El Rio Grande                          New York
Ark Potomac Corporation           Sequoia                                District of Columbia
Ark Rio Corp.                     El Rio Grande                          New York
Ark Seventh Avenue South Corp.    N/A                                    New York
Ark Southfield Corp.              N/A                                    Michigan
Ark Southwest D.C. Corp.          Thunder Grill                          District of Columbia
Ark Sub-One Corp.                 Gonzalez y Gonzalez                    New York
Ark Union Station, Inc.           America                                District of Columbia
Ark WFC Corp.                     The Grill Room                         New York
Aroc and Ark Corporation          N/A                                    New York
Conis Realty Corp.                (1) Metropolitan Cafe and              New York
                                  (2) Columbus Bakery
Las Vegas America Corp.           America                                Nevada
Las Vegas Asia Corp.              Tsunami Asian Grill                    Nevada
Las Vegas Downstairs Deli Corp.   Rialto Deli                            Nevada
                                  (Venetian Food Court)
Las Vegas Festival Food Corp.     (1) Gonzalez y Gonzalez and            Nevada
                                  (2) Village Eateries
                                  (New York-New York Hotel Food Court)
Las Vegas Lutece Corp.            (1) Lutece and                         Nevada
                                  (2) Venus
Las Vegas Mexico Corp.            Vico's Burritos
                                  (Venetian Food Court)
Las Vegas Steakhouse Corp.        Gallagher's Steakhouse                 Nevada
Las Vegas Venice Deli Corp.       Towers Deli                            Nevada
                                  (Venetian Food Court)
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
Las Vegas Venice Food Corp.       Seaport Grill                          Nevada
                                  (Venetian Food Court)
Las Vegas Venus Corp.             Venus                                  Las Vegas
Lutece, Inc.                      N/A                                    New York
MEB Dining 18, Inc.               America                                New York
MEB Emporium Corp.                N/A                                    New York
MEB On First, Inc.                Canyon Road Grill                      New York
Sam & Emma's Deli, Inc.           The Stage Deli                         New York
Tysons America Corp.              N/A                                    Virginia
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